Exhibit 10.9(a)

June 1, 2012

Altis Partners (Jersey) Limited

2 Hill Street

St Helier, Jersey

Channel Islands JE2 4UA

Attention: Mr. Stephen Hedgecock

Re:	Management Agreement Renewals

Dear Mr. Hedgecock:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2013 and all other provisions of the Management Agreements will remain unchanged.

•	CTA Capital LLC

•	Global Diversified Futures Fund L.P.

•	Emerging CTA Portfolio L.P.

•	CMF Altis Partners Master Fund L.P.

•	Institutional Futures Portfolio L.P.

•	Global Futures Fund Ltd.

•	Tactical Diversified Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Brian Centner at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1290.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Brian Centner

Brian Centner
Chief Financial Officer and Director

ALTIS PARTNERS (JERSEY) LIMITED

By:	/s/ Tom O’Connor

Print Name:	TOM O’CONNOR N. REEVE - GRAY

BC/sr